UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Donald H. Walker, age 65, the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, announced his resignation from these positions effective August 2, 2011. Mr. Walker will remain Vice President through his planned retirement date of August 23, 2011. He retains his position as an incumbent member of the Board of Directors, whose two-year term continues through the 2012 Annual Shareholders Meeting.

(c) On July 27, 2011, Mark R. Lanning, age 56, was unanimously elected by the Board of Directors to the positions of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer effective August 2, 2011. He was also elected as the Company’s Treasurer, and will retain his position as the Company’s Vice President – Finance.

Mr. Lanning joined the Company on May 23, 2011. The Company’s Form 8-K that was filed on May 23, 2011 to report the details of Mr. Lanning’s hiring is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC. (registrant)

DATE August 2, 2011

	BY	/s/ Mark R. Lanning
Mark R. Lanning
Vice President and Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer